                                   Exhibit 10.1

                                AMENDMENT THREE TO
                           LOAN AND SECURITY AGREEMENT

                                AMENDMENT THREE TO
                           LOAN AND SECURITY AGREEMENT

      THIS AMENDMENT THREE TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of March 31, 2001, is made and entered into by and between BANK ONE, NA, F/K/A BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Lender") and LONG REACH HOLDINGS, INC., a Delaware corporation ("Borrower").

                                     RECITALS

      A. Borrower and Lender entered into that certain Loan and Security Agreement dated April 20, 1999, as amended on February 23, 2000 and May 16, 2000 (as amended, the "LOAN AGREEMENT").

      B. Lender and Borrower desire to amend the Loan Agreement as herein set forth.

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   Definitions

      Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same definitions assigned to such terms in the Loan Agreement as amended hereby.

                                    ARTICLE II
                         Amendments to the Loan Agreement

      Section 2.01. Amendment of Definitions. Effective as of April 1, 2001, Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of "Contract Rate," "Eligible Inventory," "Fixed Charge Coverage Ratio" and "Termination Date" in their entirety and substituting in place thereof the following:

            "Contract Rate" shall mean the sum of the PRIME RATE in effect from time to time, plus two percent (2.0%). Any change in the Contract Rate resulting from a change in the Prime Rate shall become effective on the day such change in the Prime Rate is announced by Lender.

            "Eligible Inventory" means, as at any date of determination, all inventory owned by and in the possession of Borrower or a Qualifying Subsidiary and located in the United States of America that Lender, in its sole and absolute discretion, deems to be eligible for borrowing purposes; provided, however, that as of February 23, 2000, a reserve of $100,000 shall be established (the "INITIAL INVENTORY RESERVE") that shall reduce the amount of Eligible Inventory otherwise determined hereunder, and as of each calendar month end occurring on or after March, 2000, such eligibility reserve shall be increased by $100,000 (the Initial Inventory Reserve and all additions thereto shall be referred to collectively herein as the "INVENTORY RESERVE"), provided, further, that subject to the right of Lender in its sole discretion by notice to Borrower to increase the Inventory Reserve on a monthly basis as aforesaid, the Inventory Reserve shall not be increased for the period from April, 2001 through January 2002, provided, further, that when Borrower delivers to Lender an inventory line item turn report, in form and detail satisfactory to Lender in its sole discretion, that establishes to Lender's satisfaction the proper amount of a reserve (the "TURN REPORT RESERVE") against Eligible Inventory equal to purchased parts raw materials and finished goods on hand in excess of one year's supply, as demonstrated by historical sales, such Turn Report Reserve shall be used in place of the Initial Inventory Reserve (as it may have been increased) as long as such inventory line item turn report is delivered to Lender within fifteen days of each fiscal quarter end; otherwise, the Initial Inventory Reserve shall be reinstated at the amount last used and shall continue to increase each month end by $100,000. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following is not Eligible Inventory:

            (a)   work-in-process;

            (b) finished goods subject to a specific purchase order which do not meet the specifications of such purchase order;

            (c) inventory which Lender determines, in its sole and absolute discretion exercised in good faith, to be unacceptable for borrowing purposes due to age, quality, type, category, value and/or quantity;

            (d) inventory with respect to which Lender does not have a valid, first priority and fully perfected security interest;

            (e) inventory with respect to which there exists any Lien (other than a Permitted Lien) in favor of any Person other than Lender;

            (f)   packaging or shipping material or maintenance supplies;

            (g)   shipping or product labels;

            (h)   inventory that is obsolete;

            (i) inventory that has been returned or repossessed unless such inventory is in new, unused and saleable condition;

            (j)   inventory that consists of used goods taken in trade;


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            (k)   inventory produced in violation of the Fair Labor Standards
            Act, in particular provisions contained in Title 29 U.S.C. 215
            (a)(i);

            (l) inventory located in a jurisdiction other than the United States of America and inventory located at a location for which Lender does not have a valid landlord's or warehouseman's waiver or subordination on terms and condition acceptable to Lender in its sole discretion; and

            (m)   inventory located at any location other than those listed on
            SCHEDULE 5.1(q), as amended from time to time."

            "`Fixed Charge Coverage Ratio' means, for any period, the ratio of
      (i) consolidated Net Income of Borrower and its Subsidiaries after income taxes, PLUS, without duplication and to the extent deducted in determining Net Income, depreciation and amortization and other non-cash expenses for such period, interest expense paid in cash during such period, lease expense for such period. Allowed Kaizen Expenses for such period, Allowed Restructuring Expenses for such period and cash advances made to Borrower during such period by TBM Holdings, Inc to (ii) the sum of the following, without duplication, interest expense paid in cash during such period, plus lease expense for such period, plus current maturities of Funded Indebtedness, plus current maturities of Capitalized Lease Obligations, plus Non-Financed Capital Expenditures, plus dividends on preferred stock paid in cash, plus principal payments on Subordinated Indebtedness if such payments are permitted by the Subordination Agreement."

      "`Termination Date' means March 31, 2002. "

      Section 2.02. Amendment of Section 3.2. Section 3.2(g) of the Loan Agreement is hereby deleted in its entirety and replaced with a new Section 3.2(g) which shall read as follows:

                  "(g)  Borrower shall pay to Lender, in consideration of
            consenting to the merger of Borrower and TBM Acquisition I, Inc and entering into Amendment One to the Loan Agreement and waiving the Events of Default existing prior to the execution of Amendment One, a closing fee of $125,000, one-half payable upon execution of Amendment One and the remaining amount payable on or before the earlier of (i) the termination of this Agreement or (ii) December 31, 2001. Such closing fee shall be fully earned upon the execution of Amendment One to the Loan Agreement."

      Section 2.03. Amendment to Section 6.15. Section 6.15 of the Loan Agreement is hereby deleted in its entirety.

      Section 2.04. Amendment to Article VII. Article VII of the Loan Agreement is hereby amended by the addition of a new Section 7.16 which shall read as follows:


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            "Section 7.16 Vehicle Titles.  To the extent not previously provided, on or before April 30, 2001, Borrower shall provide to Lender original certificates of title for all motor vehicles owned by Borrower indicating the lien of Lender therein."

      Section 2.05. Amendment of Section 9.1. SECTIONS 9.1(a), (b), (c) AND (d) of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

                  "(a)  Leverage Ratio.  Permit the ratio of (i) the Borrower's consolidated total Liabilities minus Subordinated Indebtedness, to
            (ii) Borrower's consolidated Tangible Net Worth as of the last day of any fiscal quarter, to be greater than 4.25 to 1."

                  "(b)  Minimum Fixed Charge Coverage Ratio.  Permit, as of the
            last day of any calendar month during any period set forth below, the Fixed Charge Coverage Ratio for such month, to be less than the ratio set forth opposite such period below:

                  Period                                    Fixed Charge Coverage Ratio
                  ------                                    ---------------------------
            April 1, 2001 through December 31, 2001         1.00 to 1.0
            January 1, 2002 and thereafter                  1.10 to 1.0

                  (c) Minimum Tangible Net Worth. Permit the Tangible Net Worth of Borrower and its Subsidiaries on the date of Amendment One to this Agreement to be less than $7,500,000 less balance sheet adjustments proposed by Borrower within thirty (30) days of the date of such Amendment One and to which Lender consents in writing (such balance sheet adjustments are referred to herein as the "Adjustments") or permit, at any time during any period set forth below, the consolidated Tangible Net Worth of Borrower and its Subsidiaries to be less than the amount set forth opposite such period below:

                  Period                                    Minimum Tangible Net Worth
                  ------                                    ---------------------------
            January 31, 2001 through February 27, 2001      $3,806.000
            February 28, 2001 through September 29, 2001    $4,200.000
            September 30, 2001 and thereafter               $4,000.000

                  (d) Minimum Net Income. Permit its Net Income for any period set forth below to be more negative than the negative amount set forth opposite such period below and, for the fiscal quarter ending December 31, 2001 to be more negative than ($25,000):


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
                  Period                                    Minimum Net Income
                  ------                                    ---------------------------
            Fiscal year to date ending September 30, 2001   ($3,500,000)

            January 1, 2002 through January 31, 2002        ($1)

            February 1, 2002 through February 28, 2002      ($1)."

            Section 2.06. Amendment of Section 9.2. Section 9.2 of the Loan Agreement is hereby deleted in its entirety and replaced with a new
      Section 9.2 which shall read as follows:

                  "Section 9.2     Investments.  Acquire any Investment or
            permit any Investment to be outstanding, other than Permitted Investments."

            Section 2.07. Amendment of Section 9.6 Section 9.6 of the Loan Agreement is hereby deleted in its entirety and replaced with a new
      Section 9.6 which shall read as follows:

                  "Section 9.6      Merger, Consolidation, Sale of Assets,
            Acquisitions.  (i) Merge or consolidate with any other Person or
            (ii) sell, lease or transfer or otherwise dispose of all or a substantial portion of Borrower's assets to any Person or (iii) acquire all or substantially all of the assets of any Person or the assets constituting the business or a division or operating unit of any Person."

                                   ARTICLE III
                            Events of Default: Waiver

      Section 3.01. Events of Default; Waiver. Borrower has previously notified Lender that Borrower was in breach of the financial covenants set forth in Section 9.1(a) and (d) of the Loan Agreement for the period ending December 31, 2000. The occurrence and continuation of such breaches of the Loan Agreement constitute Events of Default under Section 10.1 of the Loan
Agreement. Borrower has requested that Lender waive the foregoing breaches of the Loan Agreement and the Events of Default arising as a result thereof.
Lender has agreed to such waiver and, accordingly, Lender hereby waives the above described breaches of Section 9.1(a) and (d) of the Loan Agreement and the Events of Default arising as a result thereof. The foregoing waiver is expressly limited to the events and circumstances described above. Such waiver shall not, and does not, constitute a waiver of, or a consent to any breach of, any other provision of the Loan Agreement or any breach of Section 9.1 not described above.


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                                    ARTICLE IV
                              Modification of Notes

      Section 4.01. Modification of Revolving Note. The first paragraph of the Revolving Note is hereby deleted in its entirety and replaced with a new paragraph which shall read as follows:

            "FOR VALUE RECEIVED, the undersigned, LONG REACH HOLDING, INC., a Delaware corporation ("BORROWER"), unconditionally promises to pay to the order of BANK ONE, NA f/k/a BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Payee") on the TERMINATION DATE (as defined in the Loan Agreement (hereinafter defined)), at Payee's offices at 1717 Main Street, Dallas, Texas 75201, or at such other place as Payee may designate in writing to Borrower, the principal amount of Ten Million and No/100 Dollars ($10,000,000), or so much thereof as has been advanced hereunder."

      Section 4.02. Modification of Term Note. The first three paragraphs of the Term Note are hereby deleted in their entirety and replaced with new paragraphs which shall read as follows:

            "FOR VALUE RECEIVED, on or before THE TERMINATION DATE (as defined in the Loan Agreement (hereinafter defined)) (such date to be referred to in this Note as the "MATURITY DATE")), the undersigned, LONG REACH HOLDINGS, INC., a Delaware corporation ("BORROWER"), promises to pay to the order of BANK ONE, NA f/k/a BANK ONE, TEXAS, NATIONAL ASSOCIATION ("BANK"), at Bank's offices at 1717 Main Street, Dallas, Texas 75201, or at such other place as Bank may designate in writing to Borrower, the principal amount of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00), or so much thereof as has been advanced hereunder."

                                    ARTICLE V
                               Conditions Precedent

      Section 5.01. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

            (a) The representations and warranties of Borrower contained herein shall be true and correct as of the date hereof as if made on the date hereof;

            (b) After giving effect to the provisions of this Amendment, no Default or Event of Default shall have occurred and be continuing under the Loan Agreement;

            (c) Lender shall have received this Amendment, duly executed by Borrower and consented to by TBM Holdings, Inc. and Presto Lift, Inc.;


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            (d)   Borrower shall have delivered to Lender certified board of directors resolutions and certificates of incumbency for Borrower, in such form and content as is acceptable to Lender in its sole discretion;

            (e) Lender shall have received all financing statements required by Lender in connection with perfection of Lender's security interests in the assets of Presto Lift, Inc. and all termination statements and other amendments to financing statements required by Lender to make Lender's security interest in such assets a first priority (and only) security interest therein subject, however, to the Permitted Liens; and

            (f) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Lender and its legal counsel.

                                    ARTICLE VI
                  Ratifications, Representations, and Warranties

      Section 6.01. Ratifications by Borrower. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. The Loan Agreement as amended by this Amendment shall continue to be the legal, valid binding and enforceable in accordance with its terms.

      Section 6.02. Renewal and Extension of Security Interests and Assignments. Borrower hereby renews and affirms the liens and security interests created and granted in the Loan Agreement and all other Loan Documents. Borrower agrees that this Amendment shall in no manner affect or impair the liens and security interests securing the Obligations, and that such liens and security interest shall not in any manner be waived, the purposes of this Amendment being to modify the Loan Agreement as herein provided, and to carry forward all liens and security interest securing same, which are acknowledged by Borrower to be valid and subsisting.

      Section 6.03. Representations and Warranties. Borrower represents and warrants to Lender as follows: (i) the execution, delivery and performance of this Amendment and am and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower or any agreement to which Borrower is a party; (ii) no Default or Event of Default under the Loan Agreement as amended hereby has occurred and is continuing; and (iii) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby.


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
                                   ARTICLE VII
                                  Miscellaneous

      Section 7.01. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect such representations and warranties or the right of Lender to rely thereon.

      Section 7.02. Reference to Loan Agreement. Each of the Loan Documents, including the Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

      Section 7.03.     Expenses of Lender.     Borrower agrees to pay on demand
all casts and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto provided, however, that Lender's legal fees subject to reimbursement shall be limited to $6,000. Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with any and all future amendments, modifications, and supplements to the Loan Agreement, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Lender's legal counsel.

      Section 7.04. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

      SECTION 7.05. APPLICABLE LAW. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

      Section 7.06. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and legal representatives. except that none of the parties hereto other than Lender may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

      Section 7.07. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which


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
when taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile transmission.

      Section 7.08. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

      Section 7.09. Conflicting Provisions. If any provision of the Loan Agreement as amended hereby conflicts with any provision of any other Loan Document, the provision in the Loan Agreement shall control.

      Section 7.10. Consent to Purchase. By execution of this Amendment, Lender acknowledges that it has waived the written notification required by
Section 9.2 of the Loan Agreement with respect to, and hereby consents to, the acquisition by Borrower of the outstanding capital stock of Subsidiary.

      SECTION 7.11. RELEASE. AS OF THE DATE HEREOF, BORROWER HEREBY ACKNOWLEDGES THAT BORROWER HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF BORROWER'S LIABILITY TO REPAY THE LOAN OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. BORROWER VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED WHICH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS. EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OR WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS. OR OTHERWISE, AND ARISING FROM ANY LOAN, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

      SECTION 7.12. ENTIRE AGREEMENT. THIS AMENDMENT, THE LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH AND PURSUANT TO THIS AMENDMENT AND THE LOAN AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF


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PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE
NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      EXECUTED as of the date first written above.

LONG REACH HOLDINGS, INC                        BANK ONE, NA



By:     /s/ Patrick H. Peyton                   By:    /s/ F.W. McCollum
        ------------------------------------           -------------------------
Name:   Patrick H. Peyton                       Name:  F.W. McCollum
        ------------------------------------           -------------------------
Title:  Vice President Finance & CFO            Title: Vice President
        ------------------------------------           -------------------------


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                             CONSENT AND RATIFICATION

      Each of the undersigned (i) consents to the foregoing Amendment, (ii) acknowledges and agrees that the execution of the foregoing Amendment does not diminish, waive, or release its obligations under that certain Unlimited Guaranty executed by the undersigned for the benefit of Lender and (iii) ratifies and confirms its obligations pursuant to such Unlimited Guaranty.

                                          TBM HOLDINGS. INC.


                                          By:   /s/ William A. Schwartz
                                                --------------------------------
                                          Its:  President
                                                --------------------------------


                                          PRESTO LIFTS. INC.


                                          By:   /s/ William A. Schwartz
                                                --------------------------------
                                          Its:  Secretary
                                                --------------------------------